Exhibit 10.3

PRIORITY TECHNOLOGY HOLDINGS, INC. EARNOUT INCENTIVE PLAN

Priority Technology Holdings, Inc., a Delaware corporation (the “Company”), adopted the Priority Technology Holdings, Inc. Earnout Incentive Plan (the “Plan”) pursuant to the terms of the Second Amended and Restated Contribution Agreement, dated as of April 17, 2018, by and among Priority Investment Holdings, LLC, Priority Incentive Equity Holdings, LLC and the Company (the “Contribution Agreement”). The Plan is effective upon the Closing as defined in the Contribution Agreement (the “Effective Date”).

Article I.

DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

1.1.          “Applicable Exchange” means the NASDAQ Capital Market or other securities exchange or national market system as may at the applicable time be the principal market for the Common Stock.

1.2.          “Award” means a Restricted Stock Unit Award, a Deferred Stock Award or a Stock Payment Award, in each case, which may be awarded or granted under the Plan.

1.3.          “Award Agreement” means any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Committee shall determine consistent with the Plan.

1.4.          “Board” means the Board of Directors of the Company.

1.5.          “Code” means the Internal Revenue Code of 1986, as amended from time to time. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

1.6.          “Committee” means a committee or subcommittee of the Board, appointed as provided in Section 5.1, consisting of one or more Directors.

1.7.          “Common Stock” means the common stock of the Company, par value $0.001 per share.

1.8.          “Consolidated Adjusted EBITDA” has the meaning set forth in that Credit and Guaranty Agreement (the “Guaranty Agreement”) dated as of January 3, 2017, among (a) Pipeline Cynergy Holdings, LLC, a Delaware limited liability company, Priority Institutional Partner Services, LLC, a Delaware limited liability company, and Priority Payment Systems Holdings, LLC, a Georgia limited liability company, as borrowers, (b) Priority Holdings, LLC and certain of its other subsidiaries, (c) the lenders from time to time party thereto, and (d) SunTrust Bank, as administrative agent and collateral agent for such lenders, as amended by the First Amendment, dated as of November 14, 2017 and the Second Amendment, dated as of January 11, 2018 and as further amended, restated, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, provided that any Unrestricted Subsidiaries (as defined in the Guarantee Agreement) shall be treated as Restricted Subsidiaries (as defined in the Guarantee Agreement) for purposes of the calculation of Consolidated Adjusted EBITDA under this Plan.

1.9.          “Consultant” means any consultant or adviser of the Company or any of its Subsidiaries if: (a) the consultant or adviser is a natural person, (b) the consultant or adviser renders bona fide services to the Company or any of its Subsidiaries; and (c) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

1.10.        “Deferred Stock” means a right to receive Common Stock awarded under Section 4.3 of the Plan.

1.11.        “Director” means a member of the Board.

1.12.        “DRO” means any judgment, decree or order which relates to marital property rights of a spouse or former spouse and is made pursuant to applicable domestic relations law (including community property law).

1.13.        “Eligible Person” means an Employee, Consultant or Non-Employee Director.

1.14.        “Employee” means any officer or other employee of the Company or of its Subsidiaries.

1.15.        “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

1.16.        “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a material change in the per share value of the Common Stock underlying outstanding Awards.

1.17.        “Fair Market Value” means the closing sales price for a share of Common Stock as quoted on the Applicable Exchange on a specified date.

1.18.        “Fiscal Year” means the fiscal year of the Company.

1.19.        “GAAP” means generally accepted accounting principles in the United States as of the Effective Date and consistently applied throughout the periods involved.

1.20.        “Non-Employee Director” means a Director who is not an Employee.

1.21.        “Participant” means an Employee, Non-Employee Director or Consultant who has been granted an Award.

1.22.        “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

1.23.        “Restricted Stock Units” means rights to receive Common Stock awarded under Section 4.4.

1.24.        “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

1.25.        “Securities Act” means the Securities Act of 1933, as amended from time to time.

1.26.        “Stock Payment” means a payment in the form of shares of Common Stock.

1.27.        “Subsidiary” means, with respect to any Person, any entity of which (a) securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (b) 50% or more of the equity interests are at the time directly or indirectly owned by such Person.

1.28.        “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

1.29.        “Termination of Consultancy” means the time when the engagement of a Participant as a Consultant to the Company or any of its Subsidiaries is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous commencement of employment with the Company or any of its Subsidiaries or service as a Non-Employee Director. For purposes of the Plan, the engagement of a Participant as a Consultant to a Subsidiary of the Company shall be deemed to be terminated in the event that the Subsidiary engaging such Participant ceases to remain a Subsidiary of the Company for any reason and the Participant has not continued to be engaged by the Company or other Subsidiary of the Company.

1.30.        “Termination of Directorship” means the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, removal, failure to be elected, death or retirement, but excluding terminations where there is a simultaneous commencement of employment or service as a Consultant with the Company or any of its Subsidiaries.

1.31.        “Termination of Employment” means the time when the employee-employer relationship between a Participant and the Company or any of its Subsidiaries is terminated for any reason, with or without cause, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding a termination where there is a simultaneous (a) reemployment or continuing employment of the Participant by the Company or any of its Subsidiaries, (b) establishment of a consulting relationship by the Company or any of its Subsidiaries with the Participant, or (c) commencement of service by the Participant as a Non-Employee Director. For purposes of the Plan, a Participant’s employment relationship shall be deemed to be terminated in the event that the Subsidiary of the Company employing such Participant ceases to remain a Subsidiary of the Company for any reason and the Participant has not continued employment with the Company or other Subsidiary of the Company.

Article II.

SHARES SUBJECT TO PLAN

2.1.          Shares Subject to Plan.

(a)            Subject to Section 6.3 and Section 2.1(b), 5,880,000 shares of Common Stock, in the aggregate, may be issued or transferred pursuant to Awards under the Plan (the “Share Limit”) as follows:

(i)        an aggregate of 2,940,000 shares of Common Stock (the “Initial Threshold Shares”) may be issued to Eligible Persons pursuant to Awards under the Plan if: (a) the Consolidated Adjusted EBITDA during the Fiscal Year ending December 31, 2018 equals or exceeds $82,500,000 and (b) the Fair Market Value of the Common Stock equals or exceeds $12.00 per share for any 20 trading days within a consecutive 30-trading day period on or before December 31, 2019; and

(ii)       subject to Section 2.1(a)(iii), an aggregate of 2,940,000 shares of Common Stock may be issued to Eligible Persons pursuant to Awards under the Plan if: (a) the Consolidated Adjusted EBITDA during the Fiscal Year ending December 31, 2019 equals or exceeds $91,500,000 and (b) the Fair Market Value the Common Stock equals or exceeds $14.00 per share for any 20 trading days within a consecutive 30-trading day period during the period beginning on January 1, 2019 and ending on December 31, 2020.

(iii)       notwithstanding the provisions of Section 2.1(a)(i) and (a)(ii), if no Initial Threshold Shares are issuable pursuant to Section 2.1(a)(i) because the conditions therein were not satisfied, then an aggregate of 5,880,000 shares of Common Stock may be issued to Eligible Persons pursuant to Section 2.1(a)(ii) (in lieu of 2,940,000) if clauses (a) and (b) of Section 2.1(a)(ii) are satisfied. For the avoidance of doubt, this Section 2.1(a)(iii) shall not be interpreted to authorize the issuance of shares of Common Stock in excess of the Share Limit.

(b)       In the event of any termination, expiration, lapse or forfeiture of an Award, any shares of Common Stock subject to such Award shall, to the extent of such termination, expiration, lapse or forfeiture, again be available for future grants of Awards under the Plan.

2.2.          Stock Distributed. Any Common Stock distributed pursuant to an Award shall consist, in whole or in part, of authorized and unissued shares of Common Stock or shares of Common Stock held in treasury.

Article III.

GRANTING OF AWARDS

3.1.          Award Agreement. Each Award shall be evidenced by an Award Agreement.

3.2.          Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.3.       At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Participant any right to continue in the employ of, or as a Consultant for, the Company or any of its Subsidiaries, or as a Director, or shall interfere with or restrict in any way the rights of the Company and any of its Subsidiaries, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company and any of its Subsidiaries.

Article IV.

DEFERRED STOCK, STOCK PAYMENTS, RESTRICTED STOCK UNITS

4.1.          Eligibility. Subject to Section 2.1, one or more Stock Payment Awards, Deferred Stock Awards and/or Restricted Stock Unit Awards may be granted to any Eligible Person whom the Committee determines should receive such an Award.

4.2.          Stock Payments. Each Eligible Person selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The Stock Payment shall consist of that number of shares of Common Stock as determined by the Committee and may be based on any specific criteria determined appropriate by the Committee.

4.3.          Deferred Stock. Any Eligible Person selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the satisfaction of one or more specific performance goals as the Committee determines to be appropriate at the time of grant, in each case on a specified date or dates or over any period or periods determined by the Committee. Common Stock underlying a Deferred Stock Award will not be issued until the Deferred Stock Award has vested, pursuant to a vesting schedule or the achievement of the applicable Performance Goals or other specific performance goals set by the Committee. Unless otherwise provided by the Committee, a Participant shall have no rights as a Company stockholder with respect to Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued.

4.4.          Restricted Stock Units. Any Eligible Person selected by the Committee may be granted an award of Restricted Stock Units in the manner determined from time to time by the Committee. The Committee is authorized to make awards of Restricted Stock Units in such amounts and subject to such terms and conditions as determined by the Committee at grant. The Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, and may specify that such Restricted Stock Units become fully vested and nonforfeitable pursuant to the satisfaction of one or more specific performance goals as the Committee determines to be appropriate at the time of the grant, in each case on a specified date or dates or over any period or periods determined by the Committee. The Committee shall specify the payment dates applicable to each Award of Restricted Stock Units which shall be no earlier than the vesting dates and may be determined at the election of the Eligible Person, subject to compliance with Section 409A of the Code. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable share of Common Stock for each Restricted Stock Unit.

4.5.          Term. The term of a Deferred Stock Award, Stock Payment Award and/or Restricted Stock Unit Award shall be set by the Committee in its discretion.

4.6.          Form of Payment. Payment in respect of an Award shall be in Common Stock.

Article V.

ADMINISTRATION

5.1.          Committee. The members of the Committee shall be appointed by, and shall serve on the Committee at the pleasure of, the Board. As of the Effective Date, the Committee shall consist of Thomas C. Priore. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

5.2.          Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules, to delegate authority in accordance with Section 5.5 and to amend any Award Agreement provided that the rights or obligations of the Participant of the Award that is the subject of any such Award Agreement are not affected adversely. Any such grant or award under the Plan need not be the same with respect to each Participant. The Committee may, in its sole discretion, adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions.

5.3.          Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

5.4.          Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board; provided, however, that, the member of the Committee as of the Effective Date shall receive no compensation for such services. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons as it may deem desirable for the administration of the Plan. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

5.5.          Delegation of Authority. The Committee may, in its sole discretion, designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan, including with respect to the execution of Award Agreements or other documents, and, to the extent permitted by applicable law, delegate from time to time some or all of its authority to grant Awards under the Plan to a committee or committees consisting of one or more members of the Board and/or one or more officers of the Company. The authority to grant awards, however, may not be delegated to: (a) individuals who are subject to the reporting rules under Section 16(a) of the Exchange Act and (b) individuals who are officers of the Company who are delegated authority by the Committee hereunder to grant Awards to himself or herself. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 5.5 shall serve in such capacity at the pleasure of the Committee.

Article VI.

MISCELLANEOUS PROVISIONS

6.1.          Transferability of Awards. No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a DRO, unless and until the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed. No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

6.2.          Amendment, Suspension or Termination of the Plan and Awards. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee, retroactively or otherwise. However, neither the Board or the Committee may not take any action under this Section 6.2 without stockholder approval that, except as otherwise provided in the Plan, would require stockholder approval in accordance with applicable law or applicable stock exchange rule. The Board or the Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, however, except as otherwise provided in the Plan, no such amendment shall, without the consent of the Participant, alter or impair any rights of the Participant under such Award without the consent of the Participant unless the Award itself otherwise expressly so provides. Except as otherwise provided in the Plan or required by law, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

6.3.          Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)            Subject to Section 6.3(d), in the event of any dividend or other extraordinary distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the Common Stock, then the Committee shall equitably adjust any or all of the following in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award:

(i)        the number of shares of Common Stock with respect to which Awards may be granted or awarded (including, without limitation, adjustments to the Share Limit and kind of shares which may be issued under the Plan); and

(ii)       the number of shares of Common Stock (or other securities or property) subject to outstanding Awards.

(b)           Subject to Section 6.3(d), in the event of any transaction or event described in Section 6.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any of its Subsidiaries, or the financial statements of the Company or any of its Subsidiaries, or of changes in applicable laws, regulations or accounting principles, the Committee, in its discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)        to provide for the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the realization of the Participant’s rights had such Award been currently payable or fully vested, or for the cancellation of such Award if no amount could have been attained upon the realization of the Participant’s rights had such Award been currently payable or fully vested;

(ii)       to provide for the replacement of such Award with other rights or property selected by the Committee in its discretion having an aggregate value not exceeding the amount that could have been attained upon the realization of the Participant’s rights had such Award been currently payable or fully vested;

(iii)       to provide that the Award cannot vest or become payable after such event;

(iv)      to provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(v)       to make adjustments in the number and type of shares of Common Stock subject to outstanding Awards, and/or in the terms and conditions of (including the grant or purchase price), and the criteria included in, outstanding rights and awards and rights and awards which may be granted in the future; and/or

(vi)      to provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock Units or Deferred Stock may be terminated.

(c)            Subject to Sections 6.3(d) and 3.2, the Committee may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

(d)            No adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded down to the next whole number.

(e)            The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(f)             In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 6.3(a) and 6.3(b):

(i)        the number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii)       the Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued under the Plan and adjustments of the Award Limit). The adjustments provided under this Section 6.3(f) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

6.4.          Tax Withholding. The Company or any of its Subsidiaries shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s Federal Insurance Contributions Act obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Common Stock otherwise issuable under an Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting or payment of any Award (or which may be repurchased from the Participant of such Award) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such tax liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

6.5.          Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Committee shall have the right to provide, in an Award Agreement or otherwise, or to require a Participant to agree by separate written or electronic instrument, that:

(a)            (i) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt of the Award, or upon the receipt or resale of any shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate, if (x) a Termination occurs prior to a specified date, or within a specified time period following receipt of the Award, or (y) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee or (z) the Participant incurs a Termination for “cause” (as such term is defined in the sole discretion of the Committee, or as set forth in a written agreement relating to such Award between the Company and the Participant); and

(b)           all Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt of any Award or upon the receipt or resale of any shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

6.6.          Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any of its Subsidiaries. Nothing in the Plan shall be construed to limit the right of the Company or any of its Subsidiaries: (a) to establish any other forms of incentives or compensation for Eligible Persons or any other Person, or (b) to grant or assume rights or awards otherwise than under the Plan in connection with any proper corporate purpose.

6.7.          Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to federal, state and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the advice of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the Person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

6.8.          Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

6.9.          Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

6.10.        Section 409A. To the extent an Award is a Section 409A Covered Award, the Award is intended to comply with Section 409A of the Code and, to the extent applicable, the Plan and Award Agreements shall be limited, construed and interpreted in accordance with Section 409A of the Code. Neither the Company, nor any of its Subsidiaries, shall be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code or this Section 6.10. Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:

(a)       A Termination shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a Participant’s Termination unless such Termination is also a “Separation from Service” within the meaning of Code Section 409A and, for purposes of any such provision of Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or the Award, if the Participant is deemed on the date of the Participant’s Termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B) and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code Section 409A, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Code Section 409A(a)(2)(B), such payment shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant’s Separation from Service, and (ii) the date of the Participant’s death. All payments delayed pursuant to this Section 6.10(a) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s Separation from Service or, if earlier, on the date of the Participant’s death.

(b)       Whenever a payment under a Section 409A Covered Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

(c)       If under the Section 409A Covered Award an amount is to be paid in two or more installments, for purposes of Code Section 409A, each installment shall be treated as a separate payment.

Notwithstanding any provision of the Plan to the contrary, the Committee may adopt such amendments to the Plan and outstanding Award Agreements or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (x) exempt an Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (y) comply with the requirements of Section 409A of the Code.

6.11.        Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting of Awards by a Participant may be permitted through the use of such an automated system.

6.12.        No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants or any other Persons uniformly.

6.13.        Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any of its Subsidiaries.

6.14.        Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any of its Subsidiaries except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

6.15.        Expenses. The expenses of administering the Plan shall be borne by the Company.

6.16.        Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.